EXHIBIT B

JOINT FILING AGREEMENT

Joint Filing Agreement, dated as of February 13, 2013, is by and among Battelle Ventures, L.P., Innovation Valley Partners, L.P., BVP GP, LLC and IVP GP, LLC (the “Filers”).

Each of the Filers may be required to file with the United States Securities and Exchange Commission a statement on Schedule 13G with respect to shares of Common Stock, par value $0.001 per share, of NuPathe Inc. beneficially owned by it from time to time. Pursuant to and in accordance with Rule 13(d)(1)(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the Filers hereby agree to be responsible for the timely filing of the Schedule 13G and any amendments thereto on behalf of the Filers, and for the completeness and accuracy of the information concerning itself contained therein. Each of the Filers hereby further agree to file this Joint Filing Agreement as an exhibit to the statement and each such amendment, as required by such rule.

This Joint Filing Agreement may be terminated by any of the Filers upon one week’s prior written notice or such lesser period of notice as the Filers may mutually agree.

Executed and delivered as of the date first above written.

Dated: February 13, 2013	Battelle Ventures, L.P.

	By:	BVP GP, LLC, as General Partner

		By:	/s/ Rakefet Kasdin
Rakefet Kasdin
Member

BVP GP, LLC

	By:	/s/ Rakefet Kasdin
Rakefet Kasdin
Member

Innovation Valley Partners, L.P.

	By:	IVP GP, LLC, as General Partner

		By:	/s/ Rakefet Kasdin
Rakefet Kasdin
Member

IVP GP, LLC

	By:	/s/ Rakefet Kasdin
Rakefet Kasdin
Member